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                                                                    EXHIBIT 23.6

Board of Directors
ELCOTEL, INC.
6428 Parkland Drive
Sarasota, FL 34243






                  Re:      Consent of Person about to Become a Director



Gentlemen:


         I, Vincent C. Bisceglia, hereby consent to being named in the Registration Statement on Form S-4 of Elcotel, Inc. as a person designated as a director of Elcotel, Inc.






                  /s/ Vincent C. Bisceglia
                  Vincent C. Bisceglia
                  Date: October 20, 1997